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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors and Members
Iridium LLC:

     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG PEAT MARWICK LLP
                                          KPMG Peat Marwick LLP

McLean, Virginia
January 15, 1998